UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/01/2009

UNITED INSURANCE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-52833

DELAWARE	75-3241967
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

360 CENTRAL AVENUE
SUITE 900
ST. PETERSBURG, FL 33701
(Address of principal executive offices, including zip code)

727-895-7737
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

    On March 1, 2009, United Insurance Holdings Corp. ("UIHC") entered into a non-binding letter of intent to acquire substantially all of the assets and assume certain liabilities of Coral Enterprises, L.L.C, and/or its subsidiaries ("Coral LLC"). Coral LLC is engaged in the business of providing property and casualty insurance in the State of Florida. Consummation of any transaction is subject to the receipt of required regulatory approvals, UIHC's completion of due diligence, negotiation and execution of definitive agreements and other customary conditions to closing. There can be no assurance that the acquisition contemplated by the letter of intent or any similar transaction will ever be consummated.

    This Current Report on Form 8-K contains certain statements that are or may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the Company's plans, objectives, expectations and intentions with respect to the consummation of the transactions contemplated by the letter of intent described above or any similar transaction. These statements are based upon the current beliefs and expectations of the Company's management. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control). Therefore, we can give no assurance that the results implied by these forward-looking statements will be realized. Furthermore, the inclusion of forward-looking information should not be regarded as a representation by the Company or any other person that future events, plans or expectations contemplated by the Company will be achieved.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INSURANCE HOLDINGS CORP.

Date: March 02, 2009	By:	/s/ Nicholas W. Griffin
Nicholas W. Griffin
Chief Financial Officer